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                                                                   Exhibit 10.41

                                 August 26, 1999

Ms. Debra L. Shotwell
1272 Chianti Court
Pleasanton, CA 94566

Dear Debbie:

     This letter agreement ("Agreement") confirms the terms of your resignation from employment with AvalonBay Communities, Inc. ("Company," a term which for purposes of this Agreement includes its related or affiliated entities).

     1. Resignation Date. Your resignation from employment as Senior Vice President-Administration and all other offices and positions with the Company shall be effective August 10, 1999 ("Date of Resignation"). By entering into this Agreement, you are also acknowledging your resignation, as of the Date of Resignation, as a director or officer of any entity that is related or affiliated to the Company.

     2. Severance Pay. In recognition of your service to the Company, and in full satisfaction of any and all claims you may have against the Company (other than with respect to payment of accrued base salary through the Date of Resignation, your rights under restricted stock agreements and option agreements, and any benefits you may be entitled to through December 31, 1999 as a result of prepaid premiums that the Company may have heretofore paid under your split dollar life and disability plans) as more fully set forth in Section 4, promptly after execution of this Agreement the Company shall pay to you One Hundred Fifty Thousand Dollars ($150,000), subject to applicable deductions and withholdings and less any monies you owe to the Company on account of loans that the Company previously made to you (approximately $8,400).

     3. Restricted Stock and Stock Options.

        (a) Your right to exercise following the Date of Resignation any stock options you may have shall be governed by the provisions regarding such options in the applicable stock option agreements and the applicable stock option plan of the Company. For convenience, Exhibit A hereto sets forth the options (with applicable option exercise prices and expiration dates) in which you are vested as of the Date of Resignation. You acknowledge that all other options have lapsed or will terminate.

        (b) For convenience, Exhibit B sets forth a list of all shares of restricted stock you were granted and that (to the extent you have not already disposed of) you will retain following the Date of Resignation. To the extent the Company has not already done so, upon the execution of this Agreement the Company shall promptly deliver to you certificates representing such shares with no restrictive legends, and such shares shall be freely transferable by you subject to applicable securities laws.

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Ms. Debra L. Shotwell
August 26, 1999
Page 2

        (c) You acknowledge that the Company has advised you to consult an attorney regarding your continued obligations under Section 16 of the Securities Exchange Act of 1934, as amended, as well as other federal and state securities (including insider trading) laws.

     4. Release of Claims. The parties agree that the payments to you under
Section 2 of this Agreement are in full satisfaction of all claims you may have in respect of your employment by the Company or its affiliates and are provided as the sole and exclusive benefits to be provided to you in respect of the resignation of your employment. To effectuate that agreement, you hereby covenant and agree as follows:

        (a) You, on behalf of yourself and your successors, heirs, assigns, executors, administrators and/or estate, hereby irrevocably and unconditionally release, acquit and forever discharge the Company, its subsidiaries, divisions and related or affiliated entities, and each of their respective predecessors, successors or assigns, and the officers, directors, partners, shareholders, representatives, employees and agents of each of the foregoing (the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), known or unknown, that directly or indirectly arise out of, relate to or concern your employment or termination of employment with the Company ("Claims"), which you have, own or hold, or at any time heretofore had, owned or held against the Releasees up to the date on which you execute this Agreement, including without limitation, express or implied, all Claims for: breach of express or implied contract; promissory estoppel; fraud, deceit or misrepresentation; intentional, reckless or negligent infliction of emotional distress; breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; interference with contractual or advantageous relations; discrimination on any basis under federal, state or local law, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, and the California Fair Employment and Housing Act, Cal. Gov't. Code ?? 12940, et seq., as amended; and all claims for defamation or damaged reputation.

        (b) You acknowledge that you are familiar with Section 1542 of the California Civil Code, which reads as follows:

              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You acknowledge and agree that you are releasing unknown claims and waive all rights that you may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.

        (c) You represent and warrant that you have not filed any complaints or charges asserting any Claims against the Releasees with any local, state or federal agency or court. You further

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Ms. Debra L. Shotwell
August 26, 1999
Page 3


represent and warrant that you have not assigned or transferred to any person or entity any Claims or any part or portion thereof.

        (d) You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Company or any of the other Releasees; provided, however, that nothing in this Section 4 shall be deemed to release the Company from any claims that you may have (i) under this Agreement, (ii) for indemnification pursuant to and in accordance with applicable statutes, the by-laws of the Company and Section 4(b) of the Employment Agreement between you and the Company, dated March 9, 1998 ("Employment Agreement"), (iii) for vested pension or retirement benefits under the terms of qualified employee pension benefit plans, (iv) for any benefits you may be entitled to through December 31, 1999 as a result of prepaid premiums that the Company may have heretofore paid under your split dollar life and disability insurance plans, or (v) accrued but unpaid base salary.

     5. Release by the Company.

        (a) The Company, on behalf of itself, its directors and officers (but only to the extent the Company's agreement in this regard is legally binding on them), its subsidiaries, divisions and related or affiliated entities and each of their respective predecessors, successors or assigns hereby irrevocably and unconditionally releases, acquits and forever discharges you, your successors, heirs, assigns, executors, administrators and/or estate (the "Shotwell Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) known or unknown, that directly or indirectly arise out of, relate to or concern acts or omissions reasonably taken or not taken by you in the course of your employment and termination of employment with the Company in good faith (the "Company Claims").

        (b) The Company acknowledges that it is familiar with Section 1542 of the California Civil Code, which reads as follows:

              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     The Company acknowledges and agrees that it is releasing unknown claims and waives all rights that it may have under Civil Code Section 1542 or under any other statute or common law principle of similar effect.

        (c) The Company represents and warrants that it has not filed any complaints or charges asserting any Company Claims against the Shotwell Releasees with any local, state or federal agency or court. The Company further represents and warrants that it has not assigned or transferred to any person or entity any Company Claims or any part or portion thereof.
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Ms. Debra L. Shotwell
August 26, 1999
Page 4
        (d) The Company agrees that it will not hereafter pursue any Company Claim against any Shotwell Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment to the extent set forth in Subparagraph 5(a) above; provided, however, that nothing in this Section 5 shall be deemed to release you from any claims the Company may have (i) under this Agreement or
(ii) for claims not otherwise released by Section 5(a) above.

     6. Employment Agreement. Except as set forth in the next sentence or as expressly provided elsewhere in this Agreement, this Agreement supersedes all provisions of your Employment Agreement and all such provisions terminate upon the Date of Resignation. Nothing contained herein, however, shall be deemed to terminate your obligations to the Company or the Company's obligations to you under Sections 4(b) (Indemnification), 6 (Records/Nondisclosure/Company Policies), 7(d) (Excise Tax Payment), 8(b)-(c) (Non-Solicitation and Specific Enforcement) and 13 (Resolution of Disputes) of the Employment Agreement, Annexes A (Code of Ethics) or B (Nondisclosure Agreement) thereto, or the Company's Stock Option Plan or the stock option agreements entered into by you from time to time.

     7. Return of Property. In accordance with Section 4 of the Nondisclosure Agreement, dated as of March 9, 1998, by and between you and Bay Apartment Communities, Inc. (a predecessor to the Company) and incorporated in the Employment Agreement as Annex B ("Nondisclosure Agreement), to the extent you have not already done so, (i) you will return to the Company all records, correspondence, notes, financial statements, computer printouts and other documents and recorded material of every nature (including copies thereof) that may be in your possession or control dealing with Confidential Information (as defined in Section 8 of the Nondisclosure Agreement), and (ii) you will return to the Company all other property.

     8. Litigation Cooperation. You agree to continue to serve the Company as a litigation consultant and, in connection therewith, to cooperate fully with the Company in (i) the defense or prosecution of any claims or actions which already have been brought or which may be brought in the future against or on behalf of the Company and (ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry, proceeding or investigation, which relate to events or occurrences that transpired during your employment with any of the Company. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: promptly notifying the Company in writing of any subpoena, interview, investigation, request for information, or other contact concerning events or occurrences that transpired during your employment with any of the Company; being available to meet with counsel for the Company to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by the Company; and to meet with counsel or other designated representatives of the Company; to prepare responses to and to cooperate with any Company's processing of governmental audits, inspections, inquiries, proceedings or investigations. The Company agrees to reimburse you for any reasonable out-of-pocket expenses that you incur in connection with such cooperation, subject to reasonable documentation. The Company shall compensate you at an hourly rate derived from your last applicable Base Salary for time that you reasonably spend complying with your obligations as a litigation consultant under this Section, except that the Company shall not, under any circumstances, compensate

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Ms. Debra L. Shotwell
August 26, 1999
Page 5


you for time spent testifying under oath or responding to questions from governmental investigators in a capacity as a fact witness. The Company will try, in good faith, to exercise its rights under this Section so as not to unreasonably interfere with your personal schedule or ability to engage in gainful employment. In the event other commitments preclude you from being available to the Company when requested, you may decline a Company request for cooperation so long as you promptly provide to the Company reasonable alternative dates when you will be available to provide such cooperation.

     In furtherance of your obligations under this Agreement, you agree that you shall not disclose, provide or reveal, directly or indirectly, any information concerning the Company, including without implication of limitation, their respective operations, plans, strategies or administration, to any other person or entity unless compelled to do so pursuant to (a) a valid subpoena or (b) as otherwise required by law, but in either case only after providing the Company, through the Office of its General Counsel, with prior written notice and opportunity to contest such subpoena or other requirement. Written notice shall be provided to the Company as soon as practicable, but in no event less than five (5) business days before any such disclosure is compelled, or, if later, at least one business day after you receive notice compelling such disclosure.

     9. Nondisparagement and Nondisclosure. You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Company or its officers, directors, agents, or management and business practices, or which disrupts or impairs the Company's normal operations. The Company agrees to instruct its directors and executive officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this Section 9 shall not apply to any truthful statement required to be made by you or any director or executive officer of the Company, as the case may be, in any legal proceeding, governmental or regulatory investigation, in any public filing or disclosure legally required to be filed or made, or in any confidential discussion or consultation with professional advisors. You agree not to disclose the terms of this Agreement except (a) to your professional advisors, including accountants and attorneys (provided they agree to keep such information confidential), (b) to the extent that, prior to your disclosure, the Company has previously disclosed such information in its filings with the Securities and Exchange Commission, and (c) (i) pursuant to a valid subpoena or (ii) as otherwise required by law, but in either of the latter two cases only after providing the Company, to the attention of its Chief Executive Officer, with prior written notice and reasonable opportunity to contest such subpoena or other requirement. In the case of the circumstances contemplated by Subsections 9(c)(i) or (ii), written notice shall be provided to the Company as soon as practicable, but in no event less than five (5) business days before any such disclosure is compelled, or, if later, at lease one (1) business day after you receive notice compelling such disclosure.

     10. Exclusivity. This Agreement sets forth all the consideration to which you are entitled by reason of your resignation of your employment, and you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan, including, without implication of limitation, your Employment Agreement.

     11. Tax Matters. All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the Company reasonably determines to be required for tax purposes.

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Ms. Debra L. Shotwell
August 26, 1999
Page 6


     12. Notices, Acknowledgments and Other Terms.

        (a) You are advised to consult with an attorney before signing this Agreement. You acknowledge that you have consulted with an attorney of your choice. You acknowledge that you have been given a reasonable period of time to consider this Agreement before executing it.

        (b) You acknowledge and agree that the Company's promises in this Agreement include consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

        (c) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for fourteen (14) days before executing it. If you breach any of the conditions of the Agreement within the fourteen
(14) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within fourteen (14) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire fourteen (14) day period.

        (d) By signing this Agreement, the parties acknowledge that they are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. Each of the parties also acknowledges that she/it is not relying on any representations by any representative of the other party concerning the meaning of any aspect of this Agreement. Each of the parties understands that this Agreement shall not in any way be construed as an admission by the other party of any liability or any act of wrongdoing whatsoever and that each party specifically disclaims any liability or wrongdoing whatsoever against the other party on the part of herself, itself and her/its officers, directors, shareholders, employees and agents. Each of the parties understands that if either party does not enter into this Agreement and brings any claims against the other party, the other party will dispute the merits of those claims and contend that she/it acted lawfully and for good business reasons.

        (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. Section headings and parenthetical explanations of section references are for convenience only and shall not be used to interpret the meaning of any provision or term of this Agreement.

        (f) The law of the State of California will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

        (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction, or otherwise thereafter shall be interpreted, to reflect as nearly as possible without being illegal, invalid or unenforceable the parties' intent if possible. If such amendment or interpretation is not possible, the illegal, invalid or


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Ms. Debra L. Shotwell
August 26, 1999
Page 7

unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

        (h) This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

        (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as expressly provided herein, supersedes all prior agreements between the parties with respect to any related subject matter.

        (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

     If you agree to these terms, please sign and date below and return this Agreement to the Company's General Counsel within the time limits set forth above. This Agreement may be executed in two counterparts, and the two counterparts, when taken together, shall constitute one and the same Agreement.

                                   Sincerely,

                                   AvalonBay Communities, Inc.

                                   By:/s/Richard L. Michaux
                                      ---------------------------
                                         Richard L. Michaux
                                          Chief Executive Officer

Accepted and Agreed to:

    /s/Debra L. Shotwell
-----------------------------
Debra L. Shotwell

Dated:      8/28/99
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